BESTWAY, INC.                                                         EXHIBIT 21
--------------------------------------------------------------------------------


                                  SUBSIDIARIES
                                  July 31, 1999


                 Subsidiary                              State of Incorporation
                 ----------                              ----------------------

      Bestway Rental, Inc.                                      Tennessee
      U.S. Credit-Service Corporation                           Missouri
      Westdale Data Service, Inc.                               Texas
